LogicVision Reports First Quarter 2007 Financial Results

Cash Exceeds Guidance

SAN JOSE, Calif., April 24 /PRNewswire-FirstCall/ -- LogicVision, Inc.(Nasdaq: LGVN), a leading provider of silicon test and yield learningsolutions, today announced its financial results for the first quarter of2007, ended March 31, 2007.

First Quarter 2007 Results
Revenues in the first quarter of 2007 were $2.6 million, compared with $2.7 million in the fourth quarter of 2006.

Net loss in the first quarter of 2007 was $1.2 million, or $0.05 per share, compared with a net loss of $1.4 million, or $0.07 per share, reported in the fourth quarter of 2006.

Gross margins in the first quarter were 71 percent, the same as in the fourth quarter of 2006.

Operating expenses were $3.2 million in the first quarter, including $170,000 of stock-based employee compensation charges in accordance with SFAS 123 ( R ). This compares with $3.4 million of operating expenses in the fourth quarter of 2006, including $59,000 of stock-based employee compensation charges in accordance with SFAS 123 ( R ).

At March 31, 2007, LogicVision had $7.1 million in cash, cash equivalents and investments, compared with $9.2 million at December 31, 2006. The company has no bank debt.

New orders received during the first quarter totaled $2.7 million. The company exited the first quarter with a 12-month backlog of $8.6 million, compared with a 12-month backlog of $8.3 million at the end of the fourth quarter.

"In the first quarter, revenues and net loss were within the guidance range we forecasted on our last earnings conference call, and cash exceeded our guidance. We were again able to lower our operating expenses this quarter, making this the eighth consecutive quarter of reduced operating expenses," said James T. Healy, president and CEO of LogicVision.

"We booked three new accounts in the first quarter -- SanDisk, Micron Technology and a new division of Sharp in Japan. In addition, we amended a contract with Matsushita and expect to start eight new evaluations during the second quarter. We are seeing increasing interest for our products to replace internal solutions as well as part of a bundled solution, and are also having successes in broadening the adoption of our solutions within existing  customers," said Mr. Healy.

Guidance for the Second Quarter of 2007
-- Revenues are expected to be in the range of $2.7 million to $3.0million.
-- Net loss is expected to be in the range of $1.0 million to $1.2 million or a net loss in the range of $0.04 to $0.05 per share.
-- Cash, cash equivalents and investments are expected to be approximately $5 million at the end of the second quarter.

Conference Call
LogicVision will broadcast its conference call discussion of first quarter 2007 financial results today, April 24, 2007 at 2 p.m. Pacific time. To listen to the call, please dial 888-566-5772, pass code: "LogicVision." A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial 203-369-0638. The LogicVision financial results conference call will be available via a live web cast on the investor relations section of the company's web site at http://www.logicvision.com. An archived web cast of the call will be available at http://www.logicvision.com for one year.

About LogicVision, Inc.
LogicVision, Inc. provides unique test and yield learning capabilities in the design for manufacturing space. These capabilities enable its customers, leading semiconductor companies, to more quickly and efficiently learn to improve product yields. The company's advanced Design for Test (DFT) product line, ETCreate, works together with ETAccess and Yield Insight yield learning applications to enable increased profit by reducing device field returns, reducing test costs, and accelerating both time to market and time to yield. LogicVision solutions are used in the development of semiconductor ICs for products ranging from digital consumer goods to wireless communications devices and satellite systems. LogicVision was founded in 1992 and is headquartered in San Jose, Calif. For more information visit www.logicvision.com.

FORWARD LOOKING STATEMENTS
Except for the historical information contained herein, the matters set forth in this press release, including statements as to the Company's outlook, the number of expected evaluation starts for the second quarter, interest for the Company's products, successes in adoption of the Company's solutions, and the Company's expected financial results, including revenues, net loss, and cash, cash equivalents and investments are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the possibility that orders could be modified, cancelled or not renewed, the ability of the Company to negotiate and sign customer agreements and obtain purchase orders, trends in capital spending in the semiconductor industry, the timing and nature of customer orders, whether customers accept the Company's new and existing products, the impact of competitive products and alternative technological advances, and other risks detailed in LogicVision's Annual Report on Form 10-K for the year ended December 31, 2006 and from time to time in LogicVision's SEC reports. These forward-looking statements speak only as of the date hereof. LogicVision disclaims any obligation to update these forward-looking statements.

LogicVision, Embedded Test and LogicVision logos are trademarks or registered trademarks of LogicVision, Inc. in the United States and other countries. All other trademarks and service marks are the property of their respective owners.

- Summary financial data follows -

LOGICVISION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$4,891	$7,087
Short-term investments	2,209	2,155
Accounts receivable, net of allowance for
doubtful accounts of $12 and $6, respectively	1,211	615
Prepaid expenses and other current assets	1,268	1,226
Total current assets	9,579	11,083
Property and equipment, net	630	743
Intangible assets, net	125	178
Goodwill	6,846	6,846
Other long-term assets	496	641
Total assets	$17,676	$19,491

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$216	$308
Accrued liabilities	1,780	2,008
Deferred revenue, current portion	4,885	5,089
Total current liabilities	6,881	7,405
Deferred revenue	-	285
Total liabilities	6,881	7,690

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $0.0001 par value:
Authorized: 5,000 shares;
Issued and outstanding: no shares issued and outstanding	-	-
Common stock, $0.0001 par value:
Authorized: 125,000 shares;
Issued and outstanding: 24,122 shares at March 31, 2007 and 24,081 shares at
December 31, 2006	2	2
Additional paid-in capital	108, 054	107,860
Accumulated other comprehensive income (loss)	3	-
Accumulated deficit	(97,264)	(96,061)
Total stockholders' equity	10,795	11,801
Total liabilities and stockholders' equity	$17,676	$19,491

LOGICVISION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
License	$1,105	$1,219
Service	1,525	1,130
Total revenues	2,630	2,349

Cost of revenues:
License	231	257
Service	523	424
Total cost of revenues	754	681
Gross profit	1,876	1,668

Operating expenses:
Research and development	955	1,087
Sales and marketing	1,301	1,880
General and administrative	912	964
Total operating expenses	3,168	3,931

Loss from operations	(1,292)	(2,263)
Interest and other income, net	105	72

Loss before provision for income taxes	(1,187)	(2,191)
Provision for income taxes	16	57

Net loss	$(1,203)	$(2,248)

Net loss per common share, basic and diluted	$(0.05)	$(0.12)
Weighted average number of shares outstanding, basic and diluted	24,108	18,921

SOURCE LogicVision, Inc.
-0-	04/24/2007
/CONTACT: Bruce M. Jaffe, Vice President & CFO, +1-408-453-0146, or
InvestorRelations@logicvision.com /
/Web site: http://www.logicvision.com/
(LGVN)